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                                                                  EXHIBIT 23.2


                           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated March 12, 1996, on the consolidated financial statements of Informed Access Systems, Inc. as of and for the year ended December 31, 1995 included in Access Health, Inc.'s Annual Report on Form 10-K/A for the fiscal year ended September 30, 1997, which is incorporated by reference in this Registration Statement on Form S-8 and to the reference to our report by Ernst & Young LLP in their report dated October 27, 1997 included in such Form 10K/A.

                                                 ARTHUR ANDERSEN & CO.


Denver, Colorado
June 17, 1998